Exhibit 99.1

STERIS CORPORATION

NEWS ANNOUNCEMENT

FOR IMMEDIATE RELEASE

STERIS EXPANDS PRESENCE IN CONTRACT STERILIZATION

WITH AGREEMENT TO ACQUIRE COSMED GROUP, INC. FACILITIES

Mentor, Ohio (November 16, 2004) – STERIS Corporation (NYSE:STE) today announced that it has signed a definitive agreement to acquire certain assets of Cosmed Group, Inc., a privately-held contract sterilization services provider with corporate offices in Jamestown, Rhode Island. The transaction is subject to the satisfaction of customary closing conditions, including regulatory review. Upon closing, the acquired business will be integrated into STERIS’s Isomedix Services segment, which is a provider of contract sterilization services to medical supply, consumer and industrial customers.

STERIS has agreed to acquire all five of Cosmed’s medical device sterilization locations for $73 million. The transaction will be financed using a combination of STERIS’s available cash and its existing revolving credit facility. For the year ending December 31, 2003, Cosmed’s revenues were $21 million for these locations. The transaction is expected to contribute approximately $0.05 to STERIS’s diluted earnings per share in its first full fiscal year after closing.

Many products, such as single-use medical devices, require sterilization before being delivered to customers. Contract sterilization facilities efficiently process these items in bulk. Isomedix currently operates 16 such facilities located in key regional centers in North America, offering a variety of processing options including gamma irradiation, ethylene oxide, and electron-beam processing. As a result of this transaction, Isomedix would add five strategically located ethylene oxide processing facilities to complement its current network of locations. It will also enable Isomedix to offer Cosmed’s proprietary one day “all-in-one” vessel processing method, known as EOExpress®, as an alternative to its current ethylene oxide processing approach.

STERIS Corporation

News Announcement

“Our Isomedix business has been delivering consistent growth, driven by increased medical device use, while we have added capacity and improved processing efficiency,” said Les C. Vinney, STERIS’s President and Chief Executive Officer. “We have built a strong reputation in the industry for customer satisfaction, quality processing and sterilization expertise. The acquisition of Cosmed’s medical device sterilization business will allow us to expand our offering, and add flexibility and greater processing options for our customers. In addition, the acquisition supports our core strategy of increasing our recurring revenue stream.”

About STERIS

The mission of STERIS Corporation is to provide a healthier today and safer tomorrow through knowledgeable people and innovative infection prevention, decontamination and health science technologies, products and services. The Company’s more than 5,000 dedicated employees around the world work together to supply a broad array of solutions by offering a combination of equipment, consumables and services to healthcare, pharmaceutical, industrial and government customers. The Company is listed on the New York Stock Exchange under the symbol STE. For more information, visit www.steris.com.

Contact: Aidan Gormley, Senior Director, Corporate Communications and Investor Relations at 440-392-7607.

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This news release may contain statements concerning certain trends, expectations, forecasts, estimates, or other forward-looking information affecting or relating to the Company or its industry, including the financial impact of the acquisition of Cosmed’s medical device sterilization business, that are intended to qualify for the protections afforded “forward-looking statements” under the Private Securities Litigation Reform Act of 1995 and other laws and regulations. Forward-looking statements speak only as to the date of this report, and may be identified by the use of forward-looking terms such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “projects,” “targets,” “forecasts,” and “seeks,” or the negative of such terms or other variations on such terms or comparable terminology. Many important factors could cause actual results to differ materially from those in the forward-looking statements including, without limitation, disruption of production or supplies, changes in market conditions, political events, pending or future claims or litigation, competitive factors, technology advances, changes in government regulations or the application or interpretation thereof, and the ability to consummate the acquisition of Cosmed’s medical device sterilization business and to successfully integrate the acquired assets into the operations of Isomedix. Other risk factors are described in the Company’s Form 10-K and other securities filings. Many of these important factors are outside STERIS’s control. No assurances can be provided as to any future financial results. Unless legally required, the Company does not undertake to update or revise any forward-looking statements even if events make clear that any projected results, express or implied, will not be realized. Other potential risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements include, without limitation, (a) the potential for increased pressure on pricing that leads to erosion of profit margins, (b) the possibility that market demand will not develop for new technologies, products or applications, or the Company’s business initiatives will take longer, cost more or produce lower benefits than anticipated, (c) the possibility that application of or compliance with laws, court rulings, regulations, certifications or other requirements or standards may delay or prevent new product introductions, affect the production and marketing of existing products, or otherwise affect Company performance, results,

STERIS Corporation

News Announcement

or value, (d) the potential of international unrest or effects of fluctuations in foreign currencies of countries where the Company does a sizeable amount of business, and (e) the possibility of reduced demand, or reductions in the rate of growth in demand, for the Company’s products and services.

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